QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.22

FIRST AMENDMENT TO THE COLLABORATION AGREEMENT

        THIS FIRST AMENDMENT TO THE COLLABORATION AGREEMENT (the "Amendment") is entered into as of June 30, 2000 (the "Amendment Date"), by and between RIGEL PHARMACEUTICALS, INC., a Delaware corporation ("Rigel") with its offices at 240 East Grand Avenue, South San Francisco, CA 94080, and JANSSEN PHARMACEUTICA N.V., a Belgian corporation ("Janssen") with offices at Turnhoutseweg 30, 2340 Beerse, Belgium (Rigel and Janssen individually referred to as "Party", and collectively as "Parties"). This Amendment is an amendment of the original Collaboration Agreement (the "Agreement") entered into as of December 4, 1998 (the "Effective Date"), by and between the Parties.

        The Parties hereby agree to the following amendments to the Agreement:

        1.    As used in this Amendment:

          (a)  All terms defined in Article 1 of the Agreement shall have the meanings provided in that Article 1 when used in this Amendment.

        2.    Section 2.7(d) of the Agreement ("RMC Functions and Powers") shall be amended to read as follows:

            "(d) coordinate activities and allocate FTEs and other resources committed under Section 3.2(b) of the Agreement to specific tasks required to perform the Research Plan;"

        3.    Under Article 3 of the Agreement ("Research Activities; Revisions"), New Section 3.2© is added as follows:

            "(c) Rigel shall commit, in addition to the ten (10) FTEs required under section 3.2(b), three (3) FTEs to perform high throughput screening and/or medicinal chemistry for the remainder of the Research Period, subject to a different allocation by the RMC as provided in Section 2.7(d) as amended in this Amendment. Of these additional three (3) FTEs, one (1) FTE shall start work pursuant to the Research Plan on or about July 1, 2000 and two (2) FTEs shall start work pursuant to the Research Plan on or about January 1, 2001.

        4.    Section 6.2 of the Agreement ("Financial Support") shall be amended to read as follows:

      "Janssen will provide funding to support Rigel's efforts and FTE commitments under Section 3.2(b) of the Agreement at a rate of $250,000 per FTE committed. Such amount shall be paid quarterly in advance."

        IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment.

RIGEL PHARMACEUTICALS, INC.		JANSSEN PHARMACEUTICA, N.V.
By:	/s/ JAMES M GOWER	By:	/s/ ANNE FABSENNE WEZTSEN
Name:	James M. Gower	Name:	Anne Fabsenne Weztsen
Title:	President and CEO	Title:	Senior Director

		By:	/s/ DIDIER DE CHAFFOY DE COURCELLES
		Name:	Didier de Chaffoy de Courcelles
		Title:	Senior Vice-President, Discovery Research Worldwide

QuickLinks

  Exhibit 10.22
FIRST AMENDMENT TO THE COLLABORATION AGREEMENT